                                                                    EXHIBIT 11.1
                                  MCLEOD, INC.

                         COMPUTATION OF LOSS PER COMMON
                          AND COMMON EQUIVALENT SHARE


                                                       YEAR ENDED DECEMBER 31,                 SIX MONTHS ENDED JUNE 30,
                                      --------------------------------------------------   ----------------------------------
                                         1993                1994               1995           1995                  1996
                                      ------------      ------------        ------------   ------------          ------------
Computation of weighted average
     number of common shares
     outstanding and common
     equivalent shares:(A)
Common shares, Class A,
     outstanding at the beginning
     of the period  . . . . . . . . .       18,750        11,993,760          14,455,981       14,455,981          16,387,081
Common shares, Class B,
     outstanding at the beginning
     of the period  . . . . . . . . .           --         5,625,000           7,670,457        7,670,457          15,625,929
Weighted average number of
     shares issued during the
     period (C)   . . . . . . . . . .   14,730,198         3,859,959                  --               --           1,456,667
Weighted average number of
     shares purchased for the
     treasury during the period   . .           --           (14,918)                 --               --                  --
Weighted average number of
     shares reissued from the
     treasury during the period   . .           --                --              22,191           22,000                  --
Common equivalent shares
     attributable to stock options
     granted(B)   . . . . . . . . . .    5,018,605         5,018,605           5,018,605        5,018,605           5,018,605
Common stock issued(c)  . . . . . . .    9,887,510         9,887,510           9,887,510        9,887,510              23,438
                                       -----------      ------------        ------------      -----------         -----------

Weighted average number of
     common and common equivalent
     shares   . . . . . . . . . . . .   29,655,063        36,369,916          37,054,744       37,054,553          38,511,720
                                       ===========      ============        ============      ===========         ===========
Net loss  . . . . . . . . . . . . . .  $(2,439,617)     $(11,425,963)       $(11,328,939)     $(5,721,857)        $(8,883,115)
                                       ===========      ============        ============      ===========         ===========

Loss per common and common
     equivalent share   . . . . . . .  $     (0.08)     $      (0.31)       $      (0.31)     $     (0.15)        $     (0.23)
                                       ===========      ============        ============      ===========         ===========


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(A)      All shares have been adjusted to give effect to the 3.75 for 1 stock split effected in the form of a stock dividend effective March 28, 1996.

(B) All stock options are anti-dilutive, however, pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83 (SAB 83), stock options granted with exercise prices below the assumed initial offering price during the twelve-month period preceding the date of the initial filing of the Registration Statement have been included in the calculation of common stock equivalent shares as if they were outstanding for all periods presented.

(C) All stock issued during the year ended December 31, 1995 was within the twelve-month period discussed in (B) above. As a result, the shares issued at prices below the assumed initial public offering price during this period have been included in the calculation as if they were outstanding for all periods presented. For the six months ended June 30, 1996, the shares of Class A and B common stock issued during the year ended December 31, 1995 are shown as shares outstanding at the beginning of the period.